Exhibit 99.1

Teradyne, Inc. To Acquire Eagle Test Systems, Inc.

NORTH READING, Mass. — (BUSINESS WIRE) — September 2, 2008 —

Teradyne, Inc. (NYSE:TER) and Eagle Test Systems, Inc. (NASDAQ:EGLT) today announced that they have signed a definitive agreement under which Teradyne will acquire Eagle Test. Teradyne is a world leader in System-On-a-Chip (SOC) semiconductor test, while Eagle Test is a leading provider of analog, mixed-signal and radio frequency semiconductor test products.

Under the terms of the agreement, Eagle Test shareholders will receive $15.65 per share in cash. The aggregate purchase price is expected to be approximately $250 million, net of cash acquired, and includes the fair value of fully vested employee equity instruments. Teradyne has secured a bridge financing commitment in connection with the transaction.

The transaction is expected to be accretive to 2009 non-GAAP EPS, after excluding purchase accounting effects.

“We’re very pleased to be combining forces with Eagle Test,” said Mike Bradley, president and CEO of Teradyne. “Eagle Test has a solid franchise in power management and other analog-dominant IC test applications, which will complement the SOC test solutions provided by our FLEX and J750 test systems. We plan to put the full weight of our worldwide distribution organization behind Eagle Test’s ETS product line so customers can benefit from this very cost effective test platform.”

”I am extremely excited about the opportunity to combine the effectiveness of Eagle Test’s products and the strength of our financial model with Teradyne’s tremendous market presence and worldwide distribution and support organization,” said Len Foxman, CEO, president and chairman of Eagle Test. “Teradyne’s sales and marketing infrastructure, along with their global customer relationships, will greatly accelerate Eagle Test’s mission to deliver strong customer value and grow our business.”

The acquisition will be subject to customary closing conditions, including the approval of Eagle Test shareholders, the receipt of clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and the absence of a material adverse change with respect to Eagle Test. The acquisition is expected to close in the fourth quarter of 2008. After the closing, Eagle Test will be run as a business unit within Teradyne’s Semiconductor Test Division.

Webcast

A webcast to discuss the acquisition will be held on Tuesday, September 2, 2008 at 4:30 p.m. Eastern Time, Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Interested investors can also call (866) 322-9525 in the U.S. and Canada and (706) 902-0224 outside the U.S. and Canada. The conference call ID is 62585196. A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. and Canada is (800) 642-1687 and outside the U.S. and Canada is (706) 645-9291. The pass code for both numbers is 62585196. A replay will also be available on the Teradyne website at www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and through the website until September 19, 2008.

Non-GAAP Guidance

The expected impact of the transaction to Teradyne’s earnings per share is only provided on a non-GAAP basis due to the difficulty in forecasting and quantifying the purchase accounting amounts that would be required to be included in the GAAP guidance. This non-GAAP guidance is provided in order to better assess and reflect operating performance. Management believes the non-GAAP guidance helps indicate Teradyne’s baseline performance before purchase accounting effects, gains, losses or other charges that are considered by management to be outside Teradyne’s ongoing operations. Teradyne believes this non-GAAP information will aid investors' overall understanding of its results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how Teradyne plans and measures its own business. The presentation of non-GAAP information is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne, Inc.

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. In 2007, Teradyne had sales of $1.1 billion and currently employs about 3,600 people worldwide. For more information, visit www.teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries).

About Eagle Test Systems, Inc.

Eagle Test Systems (NASDAQ:EGLT) designs, manufactures, sells and services high performance automated test equipment for the semiconductor industry. The company's products are used to test analog, mixed-signal and radio frequency (RF) semiconductors that are used in products such as digital cameras, MP3 players, automotive electronics, cellular telephones, computers and peripherals. The company was founded in 1976 and has offices located throughout the world, with corporate headquarters in Buffalo Grove, Illinois. For more information, visit http://www.eagletest.com.

Safe Harbor Statement

The forward-looking statements included in this release are made only as of the date of publication. Except as otherwise required by law, Teradyne and Eagle Test disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed acquisition of Eagle Test, the expected timetable for completing the transaction, future business prospects and market conditions and benefits and synergies of the transaction. Such statements are based on the current assumptions and expectations of Teradyne’s and Eagle Test’s management and are neither promises nor guarantees. You can generally identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Eagle Test operates; the uncertainty of shareholder and regulatory approvals; the parties’ ability to satisfy the merger agreement conditions and consummate the transaction; Teradyne’s ability to successfully integrate Eagle Test’s operations with its existing operations; the ability to realize anticipated synergies and cost savings; and other events, factors and risks previously and from time to time disclosed in filings with the SEC, including, but not limited to, Teradyne’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and Eagle Test’s annual report on Form 10-K for the fiscal year ended September 30, 2007.

Important Additional Information Will Be Filed With the SEC

Eagle Test plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Eagle Test, Teradyne, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Eagle Test and Teradyne through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Eagle Test by contacting their Chief Financial Officer, Stephen J. Hawrysz, at 847-327-1033.

Teradyne and Eagle Test, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Teradyne’s directors and executive officers is contained in Teradyne’s annual report on Form 10-K for the year ended December 31, 2007 and its proxy statement dated April 11, 2008. Information regarding Eagle Test’s directors and executive officers is contained in Eagle Test’s annual report on Form 10-K for the year ended September 30, 2007 and its proxy statement dated December 28, 2007, which are filed with the SEC. As of August 26, 2008, Eagle Test’s directors and executive officers beneficially owned approximately 9.22 million shares, or 40.0%, of Eagle Test’s common stock. Investors and security holders may obtain additional information regarding the direct and indirect interests of Teradyne, Eagle Test and their respective executive officers and directors in the merger by reading the Proxy Statement and other filings referred to above.

Contacts

Teradyne, Inc.

Tom Newman, 978-370-2425

Vice President, Corporate Relations

Eagle Test Systems, Inc.

Stephen J. Hawrysz, 847-327-1033

Chief Financial Officer